CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1/A of our report, dated March 29, 2013, relating to the consolidated financial statements of MusclePharm Corporation and Subsidiary as of and for the year ended December 31, 2012. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

EKS&H LLLP

July 12, 2013

Denver, Colorado